Exhibit 10.3

ENVIRONMENTAL POWER CORPORATION

ANNUAL INCENTIVE MANAGEMENT PLAN

The following represents a summary of the Annual Incentive Management Plan (AIM) for Environmental Power Corporation (“EPC” or the “Company”), which was adopted by the Compensation Committee of EPC’s Board of Directors to provide for an annual incentive award to eligible positions, based on the performance achieved against short-term goals.

Plan Objectives

•     Align interests of management with EPC’s performance goals.

•     Focus on achievement of annual financial and operational objectives with competitive financial incentives.

•     Provide systematic process for establishing definitive performance goals.

Participation

•     AIM participation is limited to full-time employees not otherwise participating in any other EPC incentive program.

•     Participation is divided into tiers by level of function.

•     All participants are assigned to an Award Tier as follows:

	TIER	LEVEL
	A	CEO
	B	Executive Management
	C	Director
	D	Manager
	E	Professional
	F	Non-Exempt

	• Participants must be actively employed on the payroll by October 1st of any Plan Year to be eligible to participate.

Target Awards	• Calculated as a percentage of Base Salary earned, with Target Awards designated by Tier:

	TIER	INCENTIVE TARGET
	A	50%
	B	35%
	C	20%
	D	15%
	E	10%
	F	Discretionary (Up to 5%)

•     Threshold and Maximum levels of performance will also be defined, along with corresponding award potentials, which will be established for each Performance Measure and may vary by component.

•     Awards for participants who are transferred/promoted into eligible positions or positions whose Target Awards differ may be prorated accordingly.

•     Pre-established performance levels must be achieved at least at threshold to earn any Award.

•     Awards are capped at 150% of target.

•     A performance matrix will be used to determine the equivalent level of performance to be used in calculating AIM Awards.

Performance Measures

•     Corporate: Financial measures as recommended by Top Management and approved by the Board of Directors annually.

•     Individual: Based on the results of the individual’s annual performance evaluation and other key individual goals, as may be assigned.

Component Weightings

•     Component weightings will be based on the participant’s AIM Tier and is intended to focus the participant on critical area(s) of impact, and areas in which the employee has direct control of his/her performance

		COMPONENT WEIGHTING GUIDELINES
	TIER	CORPORATE	INDIVIDUAL
	A	100%	0%
	B	75%	25%
	C	60%	40%
	D	50%	50%
	E	50%	50%
	F	N/A	N/A

	• Multiple goals within components may also be weighted based on their relative importance

Funding

•     Target funding will be reached for achieving 100% of the Corporate performance targets for the Plan Year. Funding at this level is the target amounts attributed to Corporate and Individual goals.

•     No funding will be generated if Corporate performance is below established threshold level.

•     Funding at each level is not a guarantee of payout at that level. Payout is determined by performance against performance measures.

Award Calculations

•     Awards will be calculated based on the overall level of achievement on each award component (Corporate and Individual).

•     A participant’s award will be based on actual performance at Company fiscal year-end and based on the most recent performance evaluation on file.

•     All goals will be measured against written standards.

•     Calculated awards may be further adjusted by ±10% to recognize performance outside of expectations

•     All awards will be rounded to the nearest $10.

Award Distribution

•     Awards must be earned by employees and payment must be justified by employee performance.

•     Payment of awards will be made following the audit of end-of-year financials.

•     Participant must be employed at time of payout to receive Award.

•     Undistributed incentive awards will be retained by the Company and are not to be redistributed among the other participants.

•     To insure that no appearance of conflict exists with calculation of awards under the AIM Plan, non-payment of awards will not enhance the Corporate financials used for calculating these awards.

•     In future years, distribution of awards may take the form of cash and equity.

General

•     Targets and weightings may be changed based on shift in focus or industry standards.

•     Plan administered by the President/CEO or designee; provided that the Compensation Committee will administer the plan and determine awards for the President/CEO and other executives.

•     Plan may be modified or terminated at any time by the Company; however, any awards earned up to the date of modification/termination will be paid based on performance achieved to that date.

•     Participation is not a guarantee of employment for any specific term.

•     Interpretation of all matters related to this Plan, including but not limited to eligibility, calculation, and determination of awards, as well as the resolution of any questions relating to accounting procedures of the Plan, shall be at the sole and final determination of the President/CEO for all non-executive participants, and the Compensation Committee, for the President/CEO and all executive participants.

Adopted by the Compensation Committee of

the Board of Directors of Environmental Power Corporation

March 21, 2008